EXHIBIT 10.1

                FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

     This Fourth Amendment to Purchase and Sale Agreement (this "Fourth Amendment") is dated effective as of October 21, 2004 and is by and among EDWARD MIKE DAVIS, an unmarried man ("EMD"), EDWARD MIKE DAVIS, L.L.C., a privately-held limited liability company organized and existing under the laws of the State of Nevada ("EMD LLC"), EMD COLORADO ONE, INC., a Nevada corporation ("EMD One"), EMD COLORADO TWO, INC., a Nevada corporation ("EMD Two") and SPOTTIE, INC., a Nevada corporation ("SPOTTIE") (collectively, EMD, EMD LLC, EMD One , EMD Two and SPOTTIE are the "Seller") and DELTA PETROLEUM CORPORATION, a publicly-held corporation organized and existing under the laws of the State of Colorado ("Buyer"). Seller and Buyer are also referred to herein individually as a "Party" and collectively as the "Parties".

     This Fourth Amendment amends that certain existing Purchase and Sale Agreement (the "Existing Agreement") dated effective as of the 1st day of August, 2003, as amended by that certain First Amendment to Purchase and Sale Agreement dated September 12, 2003 ("First Amendment"), as further amended by that certain Second Amendment to Purchase and Sale Agreement dated April 23, 2004 ("Second Amendment"), further amended by that certain Third Amendment to Purchase and Sale Agreement dated June 30, 2004 ("Third Amendment") as well as the certain Purchase and Sale Agreement dated effective as of June 14, 2004 by and among EMD LLC, EMD One and Buyer (the "June 14, 2004 Agreement") as amended by that certain First Amendment dated July 7, 2004 (the "July 7, 2004 Amendment" along with the Existing Agreement, First Amendment, Second Amendment, Third Amendment and the June 14 Agreement, collectively the "Agreement").

                                R E C I T A L

     This Fourth Amendment is intended solely to: (a) define "Payout" as it relates to cubic feet of gas equivalent and BOE; (b) define the boundaries of the North and South Tongue Interests; (c) define "legitimate oil and gas show"; (d) cause Seller to sell to Buyer (i) all of Seller's 35% reversionary working interest above the base of the Niobrara Formation in the South Tongue Interests, excluding the Church leases as set forth in Schedule D to Exhibit 1 and (ii) Seller's remaining overriding royalty interests above the base of the Niobrara Formation in the South Tongue Interests ("Seller's ORRI"), which exclude the Church leases as set forth in Schedule D to Exhibit 1 and the overriding royalty interests described in Schedule 4(ii) of this Fourth Amendment; (e) Assign to Buyer a 100% working interest being a 70% net revenue interest in the Magers 9-1 gas well, Colusa County, California, as set forth in Schedule E to Exhibit 1; and (f) define the drilling requirements, leasing matters and additional prospect obligations of each Party as it relates to the North and South Tongue Interests. All capitalized terms are as defined in the Agreement or as defined below in this Fourth Amendment.

     In consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree that the foregoing Recital is true and correct and the Agreement is hereby amended as follows.

     1. Definition of "Payout". The term "Payout" with respect to the South Tongue and North Tongue Interests shall be determined on a well-by-well basis when an affected well has produced the quantity of oil equivalent and calculated at that point in time as set forth in Schedule A to Exhibit 1 to this Fourth Amendment attached hereto and incorporated by reference herein.


     2. North and South Tongue Interest Boundaries. The new boundaries for the North and South Tongue Interests are as set forth on Schedules B and C to
Exhibit 1 to this Fourth Amendment attached hereto and incorporated by reference herein.

     3. Definition of "legitimate oil and gas show". For purposes of the Agreement, both parties hereby agree that "legitimate oil and gas show" shall be defined as when Matthew D. Goolsby, the well site geologist pursuant to the Agreement, describes each show as containing oil stain and/or fluorescence and/or cut under solvent and not being a mineral fluorescence or contamination.

     4. (a) Sale of Seller's South Tongue Interests Niobrara Rights to Buyer. Seller agrees to sell to Buyer and Buyer agrees to buy from Seller (i) all of Seller's 35% reversionary working interest and (ii) Seller's ORRI (see
Schedule 4(ii) for the assignments made or to be made based on prior commitments of portions of the overriding royalty interests above the base of the Niobrara Formation in the South Tongue Interests) insofar and insofar only as Seller's interests for both (i) and (ii) cover formations above the base of the Niobrara Formation in the South Tongue Interests and excluding all lands (in all depths) identified in Schedule D to Exhibit 1, for example the Church Leases, which lands and wells are being retained by Seller (the "Niobrara Interest"). Seller warrants that Seller has not (i) assigned any portion of the Seller's 35% reversionary working interest hereby sold to Buyer to any other person or entity and (ii) any portion of the Seller's ORRI except as set forth in Schedule 4(ii) hereof. Seller shall retain: (i) any and all net revenue interests above 75% based upon a 100% working interest as an overriding royalty interest, subject only to a prorated portion of taxes imposed, on all leases within the South Tongue Interests on a lease by lease basis, being the difference between the landowner royalty lease burden and 25%, in all depths below the base of the Niobrara Formation for all leases acquired or to be acquired in the South Tongue Interests, (ii) overriding royalty interests above the base of the Niobrara Formation in the amounts and assigned or committed to the parties listed in Schedule 4 (ii); (iii) the right to receive a 35% reversionary working interest after Payout in all depths below the base of the Niobrara Formation; (iv) all of its voting rights attributable to the 50% reversionary working interest owned by Seller prior to execution of the Second Amendment and the June 14, 2004 Agreement, with respect to the South Tongue Interests below the base of the Niobrara Formation; and (v) all mineral interests and rights within the South Tongue Interests that are owned by any of the persons or entities that comprise the Seller, subject to the obligation to offer for lease according to Section 5.2 hereof.

     (b) Seller agrees to sell to Buyer and Buyer agrees to buy from Seller a 100% working interest being a 70 % NRI in the Magers 9-1 gas well and associated leases, Colusa County, CA, as futher described on Schedule E to
Exhibit 1 which is comprised as containing approximately 800 acres. Buyer will become the operator of the Magers 9-1 gas well and will assume all
liabilities associated with the well and the leases.   Any additional wells
drilled on the leases associated with the Mager's well carry an obligation to pay a Ten Thousand Dollar ($10,000) spud fee to Foothills Recourses, 2628 Sherwood Drive, Salt Lake City, Utah 84108, prior to drilling the well. In the event Buyer, in the future, determines it has not previously sold its interest in the Magers 9-1 or the remaining acreage in the 800 acres, Buyer will offer to Seller, a reassignment of the well and acreage. At the time Buyer determines it is ready to plug and abandon the well because of depletion.

     5.  Drilling Requirements, Leasing Matters, Additional Prospects, etc.


         5.1 Upon the effectiveness of this Fourth Amendment, Buyer shall drill all wells to a depth at least fifty feet below the top of the Skull Creek Formation with respect to the North Tongue Interests and South Tongue Interests, however, except for the drilling requirements related to the Additional Prospects as set forth in Sections 5.3 and 5.4 hereof, the requirement to drill five feet (5') into each bench of each zone and circulate up samples and immediately test by drill stem testing all legitimate oil and gas shows is hereby revised to solely require that each well be logged at total depth and testing will only occur when a determination is made by Seller that testing is appropriate by review of the well and information received from the wellsite geologist regarding samples of each well. Upon Seller's review of such samples from each well, Seller shall have the right to immediately request Buyer to complete all necessary tests and Buyer shall be required to run such tests upon Seller's demand or at Seller's election, Buyer shall be required to test such zones, as selected by Seller, after production casing is run to total depth drilled but only in formations below the base of the Niobrara Formation. In addition, Buyer shall not be obligated to acquire any additional leases within the North and South Tongue Interests and Buyer shall not be obligated to maintain any Lease in force and may release, allow to expire, or fail or refuse to pay rental on any leasehold (an "Expiring Lease"). All reassignments to Seller shall have the same interests as when received, acquired or assigned to Buyer with no additional burdens or encumbrances of any kind whatsoever. Beginning November 1, 2004, Buyer shall timely deliver (at least once a quarter) to Seller a report or schedule showing each Lease in each of the North and South Tongue Interests and the status thereof, including each lease expiration date.

         5.2 Seller shall offer in writing to Buyer any leases acquired by Seller within the South Tongue Interests and if Buyer does not elect to acquire such lease(s) in a writing to Seller within ten (10) business days after receipt of the Seller's offer, then Seller shall have the right, but not the obligation to acquire such leases for its own use. In the event that Seller acquires any mineral interest within the North or South Tongue Interests that is not a leasehold interest, Seller shall offer to Buyer the right to lease any and all property so acquired pursuant to a three year lease at a lease bonus of $25 per acre and on the lease form included as Exhibit H to the Existing Agreement, with Seller having the right to retain a proportionately reduced one-eighth of eight-eighths royalty interest therein, together with any and all net revenue interests above 75% based on a 100% working interest as an overriding royalty interest, subject only to a prorated portion of taxes imposed, with every future assignment or reservation of overriding royalty containing the same terms as those included in the forms included as Schedule 5.2 of this Fourth Amendment.

         5.3 Seller's rights to propose the drilling of a prospect well(s) on the North Tongue Interests are not changed by the terms of this Fourth Amendment. Seller may propose the drilling of prospect wells to at least to the Skull Creek formation or deeper, if Seller so desires, on the South Tongue Interests (each prospect well is called an "Additional Prospect"). Such drilling may be proposed no more than three (3) Additional Prospects at a time, with proposals for Additional Prospects being made immediately after the last of the previously proposed Additional Prospect well is completed as a producer or plugged and abandoned as a dry hole. In any event, Seller shall not have a right to more than ten (10) Additional Prospects in any Additional Prospect Year, which shall be defined as one calendar year beginning on the effective date of this Fourth Amendment and each subsequent year thereafter. Upon the written request of Seller for Additional Prospect(s) and prior to Buyer's election, Seller shall immediately commence to have the Additional Prospect(s) locations staked and the Application for Permit to Drill filed with the State of Colorado Oil and Gas Conservation Commission which will be signed by Buyer upon presentation by Seller before it is submitted. On an Additional Prospect-by-Additional Prospect basis, Buyer may elect to drill such wells by delivering written notice to Seller within 14 calendar days after Seller's proposal of such Additional Prospect(s). In the event Buyer elects to drill an Additional Prospect proposed by Seller hereunder, Buyer shall comply with the Drilling Requirements as set forth in Section 5.4 below. If Buyer does not elect to drill an Additional Prospect, Buyer shall, upon receipt of indemnification from Seller for Seller's operations on the Additional Prospect and confirmation of posting of appropriate bond, designate Seller as operator of the proposed Additional Prospect, provide all documents in Buyer's possession or Buyer is aware of and execute such documents or agreements, including farmouts, as may be necessary to enable Seller to have the right to legally drill such Additional Prospect(s) and once each Additional Prospect(s) have been drilled, then Buyer shall immediately assign to Seller the well site and the 640 acres centered on the initial well on each Additional Prospect from the base of Niobrara formation to the total depth drilled. Seller shall spud the Additional Prospect within thirty (30) days of Seller's right to drill shall (if multiple Additional Prospects are proposed, each shall have a 14 day period after the completion or plugging of the last Additional Prospect to drill the next Additional Prospect) except for delays in obtaining all applicable landowner notices, delays in completing assignments/reassignments, completing all necessary title work related to each Additional Prospect(s) acceptable to Seller, obtaining and complying with all federal, state, county, city and local laws and regulations relating to each Additional Prospect as well as for reasons of acts of god, lack of availability of a drilling rig, unfavorable weather conditions or other events that are generally included in the definition of force majeure (the "Acceptable Delays"). In the event Seller does not drill this Additional Prospect within the time frame required pursuant to this Section 5.3, subject to Acceptable Delays, then Seller's right to drill this Additional Prospect shall terminate as well as the right to receive or claim any interest in or to the 640 acres centered on the initial well on each Additional Prospect. In the event Buyer elects to drill an Additional Prospect and fails to spud within thirty (30) days of Buyer's election to drill, Buyer shall (if multiple Additional Prospects are proposed, each shall have a 14 day period after the completion or plugging of the last Additional Prospect(s) to drill the next Additional Prospect), subject to Acceptable Delays, assign to Seller the well site and 640 acres centered on the initial well on each Additional Prospect, limited to all formations from the base of the Niobrara Formation to the Skull Creek Formation or the total depth of the well whichever is deeper. Notwithstanding the foregoing sentence, Buyer shall retain the right to drill Niobrara Well(s) only to the base of the Niobrara Formation within the 640 acres assigned to Seller pursuant to this Section 5.3. If Seller drills an Additional Prospect and elects to plug and abandon such well below the base of the Niobrara Formation and Buyer elects to produce gas from the Niobrara Formation, then Buyer shall immediately pay to Seller the costs of the well and assume all remaining costs associated with the well, Buyer's completion thereof and equipment, piping and facilities required for gas production.

         5.4 With regard to Additional Prospects and, subject to Acceptable Delays, Buyer shall: (i) drill all wells at least 50 feet below the top of the Skull Creek Formation with conventional drill bits, not using PDC bits, mudmotors or a Polymer Mud System, (ii) drill five (5) feet into each bench in each zone and circulate up samples and immediately test by drill stem testing all legitimate oil and gas shows (as described by Matthew D. Goolsby, the wellsite geologist and upon such description, Seller shall have the right to immediately request the necessary tests and Buyer is required to run such tests upon Seller's demand) at that time from the "D" Sand to the total depth of the well, (iii) instruct Matthew D. Goolsby, the wellsite geologist, to notify both Buyer and Seller simultaneously prior to drilling into each five
(5) foot zone of interest and prior to any test, and (iv) timely notify Seller and/or its designee(s) before proposed operations occur. After logging, any potentially productive zones not tested while drilling shall be immediately tested, or at Seller's election, such zones as selected by Seller shall be tested after production casing is run to total depth drilled.

         5.5. All wells drilled in the South Tongue Interests or in the North Tongue Interests shall not use PDC bits, mud motors or a Polymer Mud System and shall only drill with conventional drill bits using a Chemical Gel Mud System that will be supplied by Quality Drilling Fluids or Imperial Mud Company or, if either of the foregoing is not available, then another supplier of the same product.

         5.6. In accordance with Section 9.8, page 26 of the Existing Agreement (being the Purchase and Sale Agreement of August 1, 2003) Seller shall be paid monthly for oil and gas. Buyer will apply for division orders and, unless the first purchaser is a purchaser acceptable to Seller, will pay Buyer and Seller independently, Buyer will pay Seller its share of net revenue immediately upon Buyer's receipt of same, save and except for the ad valorem taxes (in accordance with Section 9.6, page 26 of the Existing Agreement (the Purchase and Sale Agreement of August 1, 2003)).

         5.7.  INTENTIONALLY DELETED

         5.8. All assignments of Buyer's North Tongue Interests' and South Tongue Interests' reversionary working interests, upon Payout will (i) be assigned to Seller on a well by well basis, at the option of Seller; (ii) prepared in accordance with the Agreement (see Section 2.5 of the Existing Agreement (being the Purchase and Sale Agreement of August 1, 2003) and Section (6) of the Second Amendment; (iii) provide that Seller's reversionary working interest has no burdens except for the landowner lease royalty, Seller's overriding royalty interests described in Section 4 of this Fourth Amendment, overriding royalty interests to the parties described in Schedule 4(ii) of this Fourth Amendment, taxes (in accordance with Section 9.6, page 26 of the Existing Agreement (the Purchase and Sale Agreement of August 1, 2003)) and the applicable operating agreement, on a well by well basis; and (iv) the assignment shall be approved as to form and content by Seller, executed by both Buyer and Seller.

         5.9.  Upon execution of this Agreement, Buyer agrees that within ten
(10) business days after execution of this Fourth Amendment, Buyer will take all steps required to complete the following items or satisfy the requirements of the Agreement (being the Purchase and Sale Agreement dated August 1, 2003, as amended). These items include the following:

               (a) Complete the re-assignment of the leases in both the Tracy and Trailblazer AMI using a form, which conforms to the terms and conditions of the Agreement and has been approved in advance by Seller and is signed by both Buyer and Seller prior to the recording of such form with the necessary governmental agencies. It is agreed by Buyer that the form to be used for these reassignments shall be the form that Buyer will use for all future reassignments of any and all leases as provided for in the Agreement.

               (b) Prepare and deliver to Seller the Change and or Transfer of Operator form required by the State of Wyoming Oil and Gas Conservation Commission for the Gross #1-1 well. Seller hereby assumes all liability for the plugging and abandonment of the Gross #1-1 wellbore. The equipment located at the Gross #1-1Well, includes, the wellbore, all casing cemented in the hole and a christmas tree and well head complete. It is agreed that Buyer shall remain liable for all reclamation of this well site, other than reclamation required by acts of Seller upon and after the assignment to Seller caused by Seller's acts on or about the Gross #1-1 Well.

               (c) Buyer to supply Seller with a print-out of all leases in the South and North Tongue Interests no less than on a quarterly basis, identifying the status and expiration date of every lease.

               (d) Buyer to provide Seller with an up to date land map within five (5) days of the execution of this Fourth Amendment and at least monthly thereafter.

     6. Issuance of Buyer's Stock for Niobrara Interest. As consideration for Buyer to purchase the Niobrara Interest in Section 4 hereof, Buyer agrees to deliver to Seller on or before November 10, 2004, Six Hundred Fifty Thousand (650,000) shares of Buyer's common stock (the "Consideration Shares") with Five Hundred Twenty Five Thousand (525,000) shares of the Consideration Shares to be issued in the name of EMD Colorado One, Inc. and with One Hundred Twenty Five Thousand (125,000) shares of the Consideration Shares to be issued in the name of Spottie, Inc.. In addition, Buyer will coordinate with Buyer's transfer agent (Corporate Stock Transfer, Inc., Denver, Colorado) to take all steps necessary to cause the Consideration Shares to be re-issued in such denominations and amounts as Buyer requests. Furthermore, upon the effectiveness of the Registration Statement (defined in Section 7), Buyer will immediately deliver all necessary legal opinions, certificates and documents required by the transfer agent to have the Consideration Shares reissued without any restrictive legends and in such series, denominations and amounts as Seller may legally require.

     7. Registration Requirements of Buyer for Consideration Shares. Within one (1) business day after the issuance of the Consideration Shares, Buyer shall provide Seller with a final draft of the registration statement registering the Consideration Shares for re-sale (the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission (the "SEC") for review by Seller and its counsel. Buyer agrees that it will immediately cause the Registration Statement draft to be presented to Buyer's independent auditing firm for its expeditious and immediate review and that, within one (1) business day after Buyer receives the written consent from its independent auditing firm, it will cause the Registration Statement to be filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). With respect to the Registration Statement, Buyer will:

          (a) file with the SEC the Registration Statement on the appropriate form with respect to the Consideration Shares and use its reasonable efforts to cause the Registration Statement to become and remain effective as soon as reasonably practicable after the filing thereof (provided, that before filing the Registration Statement or prospectus or any amendments or supplements thereto, Buyer will furnish copies of all such documents proposed to be filed to Seller for review by Seller, his attorney(s), accountant(s) or other professionals retained by Seller);

          (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the earlier of (1) such time as all of such Consideration Shares covered by such Registration Statement have been sold (but not before the expiration of the applicable prospectus delivery period) or (2) 180 days after the effective date of such Registration Statement;

          (c) notify Seller promptly after Buyer causes the Registration Statement to be filed with the SEC;

          (d) furnish to Seller such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including, without limitation, each preliminary prospectus) and such other documents as Seller may reasonably request in order to facilitate the disposition of the Consideration Shares owned by Seller (it being understood that Buyer consents to the use of the prospectus and any amendment or supplement thereto by Seller);

          (e) register or qualify the Consideration Shares under such other securities or blue-sky laws of such jurisdictions within the United States as Seller reasonably requests, keep such registration or qualifications in effect for so long as such Registration Statement remains in effect, and do any and all other acts and things that may be reasonably necessary or advisable to enable Seller to consummate the disposition in such jurisdictions of the Consideration Shares owned by Seller;

          (f) notify Seller, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (including those set forth herein) that requires the making of any change in the prospectus included in such Registration Statement, so that such document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of Seller, Buyer will promptly prepare and furnish to Seller a reasonable number of copies of a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (g) notify Seller promptly, and (if requested by Seller) confirm such notice in writing, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state law, (2) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations or warranties of Buyer or any subsidiary contained in any agreement (including any underwriting agreement) contemplated hereby cease to be true and correct in any material respect, (5) of the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Consideration Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (6) of Buyer's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

          (h) use its reasonable best efforts to immediately cause all such Consideration Shares to be listed on each securities exchange or exchanges, automated quotation system or over-the-counter market upon which securities of Buyer of the same class are then listed;

          (i) enter into such customary agreements (including, without limitation, underwriting agreements in customary form, substance and scope) and take all such other action as Seller demands in order to expedite or facilitate the disposition of the Consideration Shares;

          (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and applicable state securities authorities;

          (k) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of the Consideration Shares included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

          (l) use its reasonable best efforts to cause the Consideration Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Seller to consummate the disposition of the Consideration Shares;

          (m) deliver such documents and corporate resolutions demonstrating the Consideration Shares were duly authorized, validly issued, fully paid and non-assessable;

          (n) make available for inspection by Seller and any attorney, accountant or other professional retained by Seller (in this subsection collectively referred to as "inspectors"), all financial and other records, pertinent corporate documents and properties of Buyer as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Buyer's officers, directors and employees to supply all information reasonably requested by any such inspectors in connection with such Registration Statement;

          (o) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be Buyer) for all the Consideration Shares covered by the Registration Statement from and after a date not later than the effective date of such registration; and

          (p) pay all expenses and costs in connection with the Registration Statement that are incident to the performance by Buyer of its obligation to register the Consideration Shares under this Restatement, including, without limitation: (i) all SEC and NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws; (iii) all expenses of printing and distributing any Registration Statement, any Prospectus, and any amendments or supplements thereto; (iv) the fees and disbursements of counsel for Buyer and of the independent public accountants of Buyer; and (v) all expenses and costs for any and all opinions that Seller is required to obtain in connection with the sale of the Consideration Shares. Buyer shall not, however, be obligated to pay the cost of Seller's counsel and Seller shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to any sale of the Consideration Shares sold by Seller.

     8. Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller the following:

         (a) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado.

         (b) The undersigned has the right, power, legal capacity and authority on behalf of Buyer, to enter into this Fourth Amendment and when executed by the individuals named below, this Fourth Amendment will constitute the valid and binding obligation of Buyer, enforceable in accordance with its terms.

         (c) The execution, delivery and performance of this Fourth Amendment and the transactions contemplated hereby have been duly and validly authorized by Buyer's Board of Directors and all other necessary corporate action required by the Buyer.

         (d) All the Consideration Shares issued to Seller pursuant to this Agreement are duly authorized and when issued shall be fully paid, non-assessable shares of Buyer's common stock, $0.01 par value (the "Common Stock") of Buyer and shall carry all of the same rights and privileges as all other issues of the Common Stock of Buyer, provided, however Seller acknowledges that the Consideration Shares will not be registered stock until the Consideration Shares are registered pursuant to Section 7 hereof.

     9. Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer that Seller is receiving the Consideration Shares as provided for in Section 4 hereof. Seller understands that (A) the Consideration Shares (i) have not been registered under the Securities Act or any state securities laws, (ii) will be issued in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D thereof and (iii) must be held by Seller indefinitely, and (B) Seller must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Pursuant to the foregoing, Seller acknowledges that the certificates representing the Conversion Shares acquired by Seller shall bear a restrictive legend substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933,
     AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR (II) AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE BOTH REASONABLY SATISFACTORY TO BUYER, HAS
     BEEN DELIVERED TO BUYER AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION."

     Seller is in receipt of and has carefully read and understands the following items: (i) Annual Report on Form 10-K for Fiscal Year ended June 30, 2004, filed with the SEC on September 13, 2004; (ii) Current Report on Form 8-K, dated September 13, 2004, filed with the SEC on September 14, 2004; (iii) Current Report on Form 8-K, dated September 29, 2004, filed with the SEC on October 1, 2004 (iv) Form 10-K/A for Fiscal Year ended June 30, 2004, filed with the SEC on October 28, 2004; and (v) Form 8-K, dated October 26, 2004, filed with the SEC on October 29, 2004.

     To the best of Seller's knowledge and upon the effectiveness of this Fourth Amendment, Seller is not aware of any misstatement of a material fact in any of the disclosures made in any of the items listed in the preceding paragraph.

     Seller acknowledges that Seller has been advised that: (i) the Conversion Shares offered hereby have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by Buyer and any representation to the contrary is a criminal offense; and (ii) the Conversion Shares will be "restricted securities" within the meaning of Rule 144 under the Securities Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. Seller is aware that Seller may be required to bear the financial risks of this investment for an indefinite period of time. In addition, Buyer agrees to cause the Conversion Shares to be registered in a valid registration statement with the SEC as provided for in Section 6 hereof.

     Seller further represents and warrants that Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

     Seller currently owns approximately 1,800,000 shares of Buyer's Common Stock, not including the Conversion Shares, and filed a Schedule 13-D and a
Schedule 13-D, Amendment No. 1 with the SEC on July 14, 2004 and September 20, 2004, respectively, indicating that EMD owned(s) (directly or indirectly) 5.94% and 4.99% of the issued and outstanding shares of Buyer, respectively. Upon receipt of the Conversion Shares, Seller will take all steps necessary to cause an Amendment Number 2 to the Schedule 13-D to be filed with the SEC reflecting the receipt of the Conversion Shares.

     Except as set forth in this Fourth Amendment, all terms and conditions of the Agreement remain in full force and effect and have not been modified, altered or amended and each Party to the Agreement, including this Fourth Amendment, shall diligently perform any and all obligations as set forth in each Agreement and this Fourth Amendment. Further, each Party hereto represents and agrees that no Party is in material breach of the Existing Agreement, as amended as of the date of this Fourth Amendment.

     Except as set forth in Section 4 (a), Seller does not insure or warrant title. In the event that there is any conflict between this Fourth Amendment and any other agreement between Buyer and Seller that specifically pertains to this Fourth Amendment, the terms and conditions of this Fourth Amendment shall prevail.

     All signatures sent by facsimile shall be deemed to be the same as original signatures.

     Executed in duplicate the 4th day of November 4, 2004 but made effective as of October 21, 2004.

                            SELLER:

                               /s/ Edward Mike Davis
                               Edward Mike Davis, an unmarried man

                               EDWARD MIKE DAVIS, L.L.C., a Nevada limited liability company

                               /s/ Edward Mike Davis
                               By:  Edward Mike Davis, Manager

                               EMD COLORADO ONE, INC., a Nevada corporation

                               /s/ Edward Mike Davis
                              By:  Edward Mike Davis, President

                               EMD COLORADO TWO, INC., a Nevada corporation

                               /s/ Edward Mike Davis
                               By:  Edward Mike Davis, President

                               SPOTTIE, INC., a Nevada corporation

                               /s/ Edward Mike Davis
                               By:  Edward Mike Davis, President

                            BUYER:

                               DELTA PETROLEUM CORPORATION, a Colorado
                               corporation


                               /s/ Roger A. Parker
                               By:  Roger A. Parker,
                                    President and Chief Executive Officer